The Clorox Company

Three months ended Sep. 30, 2024
Percentage change versus the year-ago period
	Reported (GAAP) Net Sales Growth/ (Decrease)	Reported Volume	Acquisitions & Divestitures (1)	Foreign Exchange Impact	Price Mix and Other (2)	Organic Sales Growth/ (Decrease) (Non-GAAP) (3)	Organic Volume (4)
Health and Wellness	38%	38%	—%	—%	—%	38%	38%
Household	38	43	—	—	(5)	38	43
Lifestyle	40	48	—	—	(8)	40	48
International (4)	(4)	(6)	(13)	(2)	4	11	11
Total Company (4)(5)	27%	26%	(4)%	—%	1%	31%	31%

(1)The divestiture impact is calculated as net sales from the Argentina and Better Health Vitamins, Minerals and Supplements (VMS) businesses after the respective sale dates in the three month year-ago period.
(2)This represents the net impact on net sales growth / (decrease) from pricing actions, mix, trade promotion spending, mix from acquisitions and divestitures and other factors.
(3)Organic sales growth / (decrease) is defined as net sales growth / (decrease) excluding the effect of any acquisitions and divestitures and foreign exchange rate changes. See below for reconciliation of organic sales growth / (decrease) to net sales growth / (decrease), the most directly comparable GAAP financial information.
Management believes that the presentation of organic sales growth / (decrease) is useful to investors because it excludes sales from any acquisitions and divestitures, which results in a comparison of sales only from the businesses that the company was operating throughout the relevant periods, and the impact of foreign exchange rate changes, which are out of the control of the company and management. However, organic sales growth / (decrease) may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.
(4)Organic volume represents volume excluding the effect of any acquisitions and divestitures. In the three months ended Sep. 30, 2024, the volume impact of divestitures was (17%) and (5%) for International and Total Company, respectively.
(5)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.

The Clorox Company
The following table provides a reconciliation of organic sales growth / (decrease) (non-GAAP) to net sales growth / (decrease) (GAAP), the most comparable GAAP measure:

	Three months ended Sep. 30, 2024
	Percentage change versus the year-ago period
	Health and Wellness	Household	Lifestyle	International	Total Company (1)
Net sales growth / (decrease) (GAAP)	38%	38%	40%	(4)%	27%
Add: Foreign exchange	—	—	—	2	—
Add/(Subtract): Divestitures/acquisitions (2)	—	—	—	13	4
Organic sales growth / (decrease) (non-GAAP)	38%	38%	40%	11%	31%
(1)Total Company includes Corporate and Other. Corporate and Other includes the results of the Better Health VMS business through the date of divestiture.
(2)The divestiture impact is calculated as net sales from the Argentina and Better Health VMS businesses after the respective sale dates in the three month year-ago period.

The Clorox Company
Supplemental Unaudited Condensed Information – Gross Margin Drivers
The table below provides details on the drivers of gross margin change versus the year-ago period.

Driver	Gross Margin Change vs. Prior Year (basis points)
	FY24					FY25
	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+220	+170	+140	+170	+180	+240
Price Changes	+470	+380	+420	+10	+300	+20
Market Movement (commodities)	-20	0	-20	+60	+10	+20
Manufacturing & Logistics	0	+10	-210	+190	+60	-10
All other (1) (2) (3) (4)	-430	+170	-290	-50	-190	+470
Change vs prior year	+240	+730	+40	+380	+360	+740

Gross Margin (%)	38.4%	43.5%	42.2%	46.5%	43.0%	45.8%

(1)In Q1 of fiscal year 2024, "All other" includes the impact from lower shipment volumes and mix and assortment.
(2)In Q2 of fiscal year 2024, "All other" includes the positive impact from higher shipment volumes and the negative impact from foreign exchange.
(3)In Q3 of fiscal year 2024, "All other" includes the negative impact from foreign exchange and higher trade promotion spending.
(4)In Q1 of fiscal year 2025, "All other" includes the positive impact from higher shipment volumes.

The Clorox Company
Supplemental Unaudited Condensed Information – Cash Flow
For the quarter ended Sep. 30, 2024

Capital expenditures for the first quarter were $39 million versus $24 million in the year-ago quarter.
Depreciation and amortization expense for the first quarter was $54 million versus $61 million in the year-ago quarter.
Net cash provided by operations in the first quarter was $221 million, or 12.5% of net sales.

Supplemental Unaudited Condensed Information – Free Cash Flow
Fiscal Year Free Cash Flow Reconciliation

Dollars in millions and percentages based on rounded numbers

	Q1 Fiscal YTD 2025	Q1 Fiscal YTD 2024
Net cash provided by operations – GAAP	$221	$20
Less: Capital expenditures	$39	$24
Free cash flow – non-GAAP (1)	$182	-$4
Free cash flow as a percentage of net sales – non-GAAP (1)	10.3%	(0.3)%
Net sales	$1,762	$1,386
(1)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions and divestitures, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.

The Clorox Company
Supplemental Unaudited Reconciliation of Earnings (Losses) Before Income Taxes to EBIT(1)(3) and Adjusted EBIT(2)(3)
Dollars in millions and percentages based on rounded numbers

	FY 2024					FY 2025

	Q1	Q2	Q3	Q4	FY	Q1
	9/30/2023	12/31/2023	3/31/2024	6/30/2024	6/30/2024	9/30/2024
Earnings before income taxes	$29	$136	($42)	$275	$398	$177
Interest income	(10)	(7)	(4)	(2)	(23)	(3)
Interest expense	21	26	22	21	90	21
EBIT (1)(3)	$40	$155	($24)	$294	$465	$195
EBIT margin (1)(3)	2.9%	7.8%	-1.3%	15.4%	6.6%	11.1%
Loss on divestiture (4)	—	—	240	—	240	118
Pension settlement charge (5)	—	171	—	—	171	—
Cyberattack costs, net of insurance recoveries (6)	24	25	8	(28)	29	(10)
Streamlined operating model (7)	—	3	10	19	32	—
Digital capabilities and productivity enhancements investment (8)	27	32	26	23	108	29
Adjusted EBIT – non-GAAP (2)(3)	$91	$386	$260	$308	$1,045	$332
Adjusted EBIT margin (2)(3)	6.6%	19.4%	14.3%	16.2%	14.7%	18.8%
Net sales	$1,386	$1,990	$1,814	$1,903	$7,093	$1,762

(1)EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)Adjusted EBIT (a non-GAAP measure) represents earnings (losses) before income taxes (a GAAP measure), excluding interest income, interest expense and other significant items that are nonrecurring or unusual (such as the pension settlement charge, incremental costs and insurance recoveries related to the August 2023 cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures and other nonrecurring or unusual items as reported above). Adjusted EBIT margin is the ratio of adjusted EBIT to net sales.Refer to the Non-GAAP Financial Information within the earnings release for further discussion on the adjustments presented.
(3)In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, adjusted EBIT and adjusted EBIT margin provides useful additional information to investors about trends in the company's operations and is useful for comparability of performance over time. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read in connection with the company’s consolidated financial statements presented in accordance with GAAP.
(4)Represents losses related to the divestitures of the Argentina and Better Health VMS businesses.
(5)Represents costs related to related to the settlement of the domestic qualified pension plan.
(6)Reflects incremental costs, net of insurance recoveries, related to the cyberattack. These costs relate primarily to third-party consulting services, including IT recovery and forensic experts and other professional services incurred to investigate and remediate the attack, as well as incremental operating costs from the resulting disruption to the company's business operations.
(7)Reflects the restructuring and related implementation costs, net incurred by the company as part of the streamlined operating model. These expenses were primarily attributable to employee-related costs, as well as implementation and other associated costs.
(8)Reflects the operating expenses incurred by the company related to its digital capabilities and productivity enhancements investment. The majority of these expenses relate to external consulting fees. The remaining expenses relate to internal IT project management and supporting personnel costs and other costs.

The Clorox Company
Supplemental Unaudited Reconciliation of Adjusted Earnings per Share (5)(7) and Adjusted Effective Tax Rate (6)(7)

(Dollars in millions except per share data)
	Diluted earnings per share			Effective tax rate
	Three months ended			Three months ended
	9/30/2024	9/30/2023	% Change	9/30/2024	9/30/2023
As reported (GAAP)	$0.80	$0.17	371%	41.8%	14.6%
Loss on divestiture (1)	0.94	—		(16.8)%	—
Cyberattack costs, net of insurance recoveries (2)	(0.06)	0.15		0.1%	2.8%
Digital capabilities and productivity enhancements investment (3)	0.18	0.17		(0.1)%	3.2%
As adjusted (Non-GAAP) (5)(6)(7)	$1.86	$0.49	280%	25.0%	20.6%

(1)During the three months ended Sep. 30, 2024, the company incurred losses of approximately $118 ($118 after tax) on the sale of the Better Health VMS business.
(2)During the three months ended Sep. 30, 2024, the company recognized approximately $10 ($8 after tax) of insurance recoveries related to the August 2023 cyberattack. During the three months ended Sep. 30, 2024 and Sep. 30, 2023, the company incurred approximately $0 and $24 ($18 after tax) of costs related to the August 2023 cyberattack. Refer to the Non-GAAP Financial Information within the earnings release for further discussion.
(3)During the three months ended Sep. 30, 2024 and 2023, the company incurred approximately $29 ($22 after tax) and $27 ($21 after tax), respectively, of operating expenses related to its digital capabilities and productivity enhancements investment. Refer to the Non-GAAP Financial Information within the earnings release for further discussion.

	Full year 2025 outlook (estimated range)
	Diluted earnings per share		Effective tax rate
	Low	High	Midpoint
As estimated (GAAP)	$5.17	$5.42	28%
Loss on divestiture	0.94	0.94	(4)%
Cyberattack costs, net of insurance recoveries	(0.06)	(0.06)	—
Digital capabilities and productivity enhancements investment (4)	0.60	0.60	—%
As adjusted (Non-GAAP) (5)(6)(7)	$6.65	$6.90	24%
(4)In fiscal year 2025, the company expects to incur approximately $90-$100 ($68-$76 after tax) of operating expenses related to its digital capabilities and productivity enhancements investment.
(5)Adjusted EPS is defined as diluted earnings per share that excludes or has otherwise been adjusted for significant items that are nonrecurring or unusual. The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.
(6)Adjusted ETR is defined as the effective tax rate that excludes or that has otherwise been adjusted for significant items that are nonrecurring or unusual.
(7)Adjusted EPS and adjusted ETR are supplemental information that management uses to help evaluate the company's historical and prospective financial performance on a consistent basis over time. Management believes that by adjusting for certain items affecting comparability of performance over time, such as the pension settlement charge, incremental costs related to the August 2023 cyberattack, asset impairments, charges related to the streamlined operating model, charges related to the digital capabilities and productivity enhancements investment, significant losses/(gains) related to acquisitions / divestitures, and other nonrecurring or unusual items, investors and management are able to gain additional insight into the company's underlying operating performance on a consistent basis over time. However, adjusted EPS and adjusted ETR may not be the same as similar measures provided by other companies due to potential differences in methods of calculation or differences in which items are incorporated into these adjustments. Refer to the Non-GAAP Financial Information within the first quarter of fiscal year 2025 earnings release for further discussion on the adjustments presented.